Exhibit 99.1

Presidential Realty Corporation
180 South Broadway
White Plains, N.Y. 10605 (914) 948-1300
NEWS
FOR IMMEDIATE RELEASE
White Plains, New York
June 22, 2011

PRESIDENTIAL REALTY RECEIVES LISTING NOTICE FROM NYSE AMEX

Presidential Realty Corporation, a real estate investment trust whose Class B common stock is traded on the NYSE AMEX LLC (the “Exchange”) today announced that it had received a notice from the Exchange, indicating that the Company is not in compliance with the Exchange’s continued listing standard set forth in Section 1003(a)(iii) of the Exchange’s Company Guide due to having stockholders’ equity of less than $6,000,000 at March 31, 2011 and losses from continuing operations in its five most recent fiscal years ended December 31, 2010.

As permitted by the Exchange, the Company currently expects to submit a plan to the Exchange by July 18, 2011 that demonstrates the Company’s ability to regain compliance with the listing standard of Section 1003(a)(iii) of the Exchange’s Company Guide by December 17, 2012. If the plan is accepted, the Company may be able to continue its listing during the remediation period, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan.  The Company’s Class B common stock continues to trade under the symbol “PDL-B” but the symbol will become subject to the indicator extension “.BC” to denote the Company’s noncompliance with the Exchange’s listing standard.  The Company’s Class A common stock trades in the over the counter market under the symbol PDNLA.

About Presidential Realty
Presidential Realty Corporation, a real estate investment trust whose shares are traded on the NYSE AMEX LLC (PDL-B) and the over the counter market (PDNLA), is engaged principally in the ownership of income-producing real estate and in the holding of notes and mortgages secured by real estate or interests in real estate.  On January 20, 2011, Presidential stockholders approved a plan of liquidation (“Plan of Liquidation”), which provides for the sale of all of the Company’s assets over time and the distribution of the net proceeds of sale to the stockholders after satisfaction of the Company’s liabilities.  As an alternative to the Plan of Liquidation, the Company has continued to consider various strategic alternatives in an attempt to maximize shareholder value, including a merger or consolidation with another company, a tender offer for the Company’s shares, or other transaction involving a change in control of the Company, all of which would involve, among other matters, the acquirer intending to have the Company acquire new real estate assets and expand its operations.  Although the Company has in the past negotiated and is currently negotiating with respect to potential strategic transactions, to date, no appropriate opportunity has been obtained.  There can be noassurance that the Company will be able to sell any of its assets at prices that the Board of Directors deems fair or that the Company will be able to enter into a satisfactory strategic transaction.

Presidential Realty Corporation
180 South Broadway
White Plains, N.Y. 10605 (914) 948-1300
NEWS
FOR IMMEDIATE RELEASE
White Plains, New York
June 22, 2011

Forward-Looking Statements
Certain statements made in this press release that are not historical fact may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management, including its ability to establish a plan of compliance with the Exchange’s continuing listing standard and to effect the plan, as well as the effect of the approval on January 20, 2011 by the Company’s stockholders of the Plan of Liquidation upon attaining compliance with the listing standard. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among other things, the following:

•
the Company may not be able to improve its results of operations or stockholders’ equity in order to regain compliance with Exchange listing standards or otherwise be able to maintain the listing of its Class B common stock on the Exchange;

•
the risk that management may not be able to execute the sale of all or substantially all of the Company’s assets and complete the Plan of Liquidation, either through a sale of individual assets or in a strategic transaction;

•
the expectation that if the Company does sell all or substantially all of its assets or the Company no longer maintains an operating business, the Class B common stock will be delisted from the Exchange;

•	the risk that the proceeds from the sale of the assets may be substantially below the Company’s estimates;
•	the risks that the proceeds from the sale of the assets may not be sufficient to satisfy the Company’s obligations to its current and future creditors;
•
the risk and expense of stockholder litigation with respect to the Plan of Liquidation or other possible transactions affecting the Company and other unforeseeable expenses relating to the liquidation;

Presidential Realty Corporation
180 South Broadway
White Plains, N.Y. 10605 (914) 948-1300
NEWS
FOR IMMEDIATE RELEASE
White Plains, New York
June 22, 2011

•	disruption resulting from the liquidation process making it more difficult to maintain relationships with customers or employees;
•
continuing generally adverse economic and business conditions, which, among other things (a) affect the demand for retail and office space at properties owned by the Company and (b) affect the availability and creditworthiness of prospective tenants and the rental rates obtainable at the properties;

•
continuing adverse conditions in the real estate markets, which affect the ability of the Company or the joint venture in which the Company is a member to sell, or refinance the mortgages on, their properties and which may also affect the ability of prospective tenants to rent space at these properties;

•	general risks of real estate ownership and operation;
•	governmental actions and initiatives;
•	environmental and safety requirements; and
•	the Company’s ability to continue as a real estate investment trust (“REIT”).

Additional factors that could cause Presidential’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2010 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. Except as required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

For further information contact:
Jeffrey F. Joseph, President
Presidential Realty Corporation
at the above address and telephone number